Exhibit 99.1

NEWS RELEASE

Parsley Energy Announces Public Offering

of Class A Common Stock

AUSTIN, Texas—(BUSINESS WIRE)—Parsley Energy, Inc. (NYSE: PE) (“Parsley Energy” or the “Company”) today announced that it has commenced an underwritten public offering of 13,000,000 shares of Class A common stock. The Company expects to grant the underwriter an option to purchase up to an additional 1,950,000 shares of Class A common stock from the Company. Net proceeds from the offering are expected to be used to repay borrowings outstanding under the Company’s revolving credit facility and to fund a portion of its capital program, which may include acquisitions.

Goldman, Sachs & Co. is acting as a book-running manager for the offering.

The offering is being made pursuant to an effective shelf registration statement, which has been filed with the Securities and Exchange Commission (the “SEC”) and became effective June 5, 2015. The offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the SEC’s website at www.sec.gov. Alternatively, the underwriter will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting:

Goldman, Sachs & Co.

Attn: Prospectus Department

200 West Street

New York, NY 10282

Telephone: 1-866-471-2526

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including, but not limited to, our Annual Report on

Form 10-K for the year ended December 31, 2014, and our subsequent Quarterly Reports on Form 10-Q. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com

(512) 505-5199

or

Jack Lascar

Dennard ¡ Lascar Associates

jlascar@dennardlascar.com

(713) 529-6600

or

Lisa Elliott

Dennard ¡ Lascar Associates

lelliott@dennardlascar.com

713-529-6600

Source: Parsley Energy, Inc.

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